EXHIBIT 99.1

GULFTERRA ENERGY PARTNERS ANNOUNCES NET INCOME UP 72 PERCENT
TO $49.3 MILLION AND EBITDA UP 53 PERCENT TO $108.6 MILLION;
                    RAISES 2003 ESTIMATES

HOUSTON, TEXAS, August 5, 2003-GulfTerra Energy Partners, L.P. (NYSE:GTM) today reported second quarter 2003 net income of $49.3 million ($0.50 per unit), a 72-percent increase over second quarter 2002 net income of $28.7 million ($0.33 per unit). Second quarter 2003 cash flow from operating activities was $59.7 million, compared with $18.4 million in the 2002 second quarter. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter was $108.6 million, an increase of 53 percent over the $71.0 million reported for the second quarter of 2002. The increases were primarily driven by the assets acquired in the November 2002 San Juan transaction and increased activity in the Deepwater Trend of the Gulf of Mexico.

For the six months ended June 30, 2003, net income was $91.5 million ($0.93 per unit), a 91-percent increase from the $47.8 million ($0.51 per unit) reported for the first half of 2002. Cash flow from operating activities for the six months ended June 30, 2003 was $131.1 million, compared with $61.6 million for the six months ended June 30, 2002. EBITDA for the six months ended June 30, 2003 was $214.5 million, an increase of 79 percent from the $119.5 million reported for the same period of 2002.

Based on GulfTerra's strong performance this year and the recent closing of the Cameron Highway Oil Pipeline joint venture for which GulfTerra received $19 million in the third quarter 2003, the partnership is increasing its 2003 guidance to reflect the following:
 * an increase in 2003 EBITDA to $435-445 million compared with previous expectations of $420 million
 * an increase in 2003 net income to $180-190 million ($1.58-$1.74 per unit) compared with earlier projections of $165 million ($1.41 per unit)

"We had a very successful second quarter due to significant contributions from our San Juan and Permian Basin assets onshore and our Viosca Knoll pipeline and recently installed Falcon Nest platform and pipeline offshore," said Robert G. Phillips, chairman and chief executive officer of GulfTerra Energy Partners. "Our performance this quarter and year to date demonstrates the balance we have achieved in our portfolio of midstream assets, positioning us to exceed our previously stated 2003 EBITDA and earnings guidance."

"During the quarter, we also decreased our debt-to-total capital ratio to 63 percent, moving us solidly toward our goal of attaining investment grade credit ratings by year-end. Additionally, we continued to move forward with our independence and corporate governance initiatives, including the introduction of our new name, reconstitution of our general partner entity, and the expansion of our Board of Directors to include a fourth independent director. Finally, based on GulfTerra's strong performance, our Board of Directors elected to increase our quarterly per-unit
distribution   to   $0.70  or  $2.80  per  year,"   Phillips
concluded.

SEGMENT RESULTS
The Natural Gas Pipelines and Plants segment produced EBITDA of $78.3 million in the second quarter of 2003, a 66-percent increase from the $47.1 million generated during the same period a year ago. Volumes averaged 7,824 thousand dekatherms per day (Mdth/d) in the second quarter of 2003 compared with 6,254 Mdth/d in the second quarter of 2002. The increase is primarily attributable to the San Juan Basin assets acquired in the fourth quarter of 2002 and the strong performance of the Viosca Knoll pipeline and the Permian Basin assets. San Juan gathering revenues were strong due to higher natural gas prices, and San Juan and Permian processing revenues continue to be favorably influenced by higher natural gas liquids (NGL) prices, partially offset by increased fuel costs and imbalance revaluations on the Texas pipeline.

The Oil and NGL Logistics segment, which includes the partnership's oil pipelines and NGL assets, generated EBITDA of $12.9 million for the second quarter of 2003 compared with $12.1 million in the comparable 2002 period. The slight increase reflects contributions from NGL facilities and the Typhoon oil pipeline acquired in 2002, partially offset by lower volumes on the partnership's south Texas NGL facilities, which were affected by poor processing economics, and the 36-percent owned Poseidon oil pipeline, which experienced some natural declines and producer shut-ins.

The Natural Gas Storage segment reported $8.1 million of EBITDA for the second quarter of 2003 compared with $2.1 million in the corresponding 2002 period. The increase resulted from the expansion of the Petal natural gas storage facilities.

The Platform Services segment EBITDA for the second quarter of 2003 was $6.3 million compared with $7.5 million in the 2002 second quarter. The decrease resulted from lower platform processing volumes and demand charges offset by the first full quarter contribution by the Falcon Nest platform, the partnership's newest deepwater project to come on line. Falcon Nest contributed $3.2 million in EBITDA on volumes of 190 Mdth/d, excluding EBITDA of $1.5 million reported in the Natural Gas Pipelines and Plants segment.

Other and Eliminations EBITDA includes the partnership's oil and natural gas production activities, which it is continuing to de-emphasize. Other non-segment activities include the $2.25-million quarterly payment from El Paso Corporation related to the partnership's asset sales in 2001. These payments will continue through the first quarter of 2004 with a final payment of $2 million. EBITDA related to Other and Eliminations for the second quarter of 2003 was $3.0 million compared with $2.2 million in the second quarter of 2002. The increase was primarily due to higher oil and natural gas prices offset by lower production volumes.

Total capital at June 30, 2003, was $3.0 billion, consisting of  $1.9  billion  of  debt and partners'  capital  of  $1.1
billion.   Cash and cash equivalents were $17.7  million  at
June 30, 2003.

CONFERENCE CALL
GulfTerra has scheduled a conference call to discuss its financial results on Wednesday, August 6, 2003, at 10:30 a.m. Eastern Daylight Time, 9:30 a.m. Central Daylight Time. To participate, dial (973) 582-2706 ten minutes prior to the call, or listen to a replay through August 13, 2003, by dialing (973) 341-3080 (code 4029376). A live webcast and audio replay of the call will be available online at www.gulfterra.com. Operating statistics and other data that will be referred to in the conference call are also available on the Web site.

DISCLOSURE OF NON-GAAP FINANCIAL MEASURES
On March 28, 2003, Regulation G and related amendments to SEC disclosure rules became effective. The new rules cover press releases, conference calls, investor presentations, and one-on-one meetings with members of the financial community.

As a result of these new rules, we have modified the way we present certain financial measures, such as EBITDA, in our SEC filings and other communications. We believe that this presentation complies with both the letter and spirit of the new regulations and augments our efforts to continue to provide full and fair disclosure to investors and the financial community. We will maintain on our Web site a reconciliation of all non-GAAP financial information that we disclose to the most directly comparable GAAP measures. To access the information, investors should click on the "Non-GAAP Reconciliations" link in the Investors section of our Web site.

We generally calculate EBITDA by adding depreciation, amortization, and interest expense to net income. EBITDA is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash flow provided by operating activities. EBITDA is presented because management uses it to evaluate operational efficiency, excluding taxes and financing costs, and believes EBITDA provides additional information with respect to both the performance of its operations and the ability to meet the partnership's future debt service, capital expenditures, and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze our performance. A reconciliation of EBITDA to cash flows from operating activities for the periods presented is included in the tables attached to this release.

EBITDA, as presented in this release, the attached tables, and the Operating Statistics, which are also available in the Investors section of the Web site at www.gulfterra.com, is calculated in the same manner as what we referred to in the past as adjusted EBITDA to allow a consistent comparison of the operating performance with that of prior periods. GulfTerra Energy Partners, L.P. is one of the largest publicly traded master limited partnerships with interests in a diversified set of midstream assets located both offshore and onshore. Offshore, the partnership operates natural gas and oil pipelines and platforms and is an industry leader in the development of midstream infrastructure in the Deepwater Trend of the Gulf of Mexico. Onshore, GulfTerra is a leading operator of intrastate natural gas pipelines, natural gas gathering and processing facilities, natural gas liquids transportation and fractionation assets, and salt dome natural gas and natural gas liquids storage facilities. Visit GulfTerra Energy Partners on the Web at www.gulfterra.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
The partnership has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors, including the integration of acquired businesses, status of the partnership's greenfield projects, successful negotiation of customer contracts, and general economic and weather conditions in markets served by GulfTerra Energy
Partners and its affiliates, could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the partnership makes these statements and projections in good faith, neither the partnership nor its management can guarantee that the anticipated future results will be achieved. Reference should be made to the partnership's
(and its affiliates') Securities and Exchange Commission filings for additional important factors that may affect actual results.

Contacts
Communications and          Investor Relations
  Government Affairs          and MLP Finance
Norma F. Dunn,              Andrew Cozby,
Senior Vice President       Director
Office: (713) 420-3750      Office: (832) 676-5315
Fax: (713) 420-3632         Fax: (832) 676-1671

                        GULFTERRA ENERGY PARTNERS, L.P.
                PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In millions; except per unit amounts)
                                 (Unaudited)


                                                   Quarter Ended       Six Months Ended
                                                      June 30,              June 30,
                                                 -----------------     ----------------
                                                  2003      2002        2003    2002
Operating revenue                                $310.1    $120.5      $589.0   $182.1
                                                 ------    ------      -------  -------
Operating expense
  Cost of natural gas, oil and other products     158.5      27.3       298.1     39.5
    Operation and maintenance                      48.6      29.3        89.2     43.8
  Depreciation, depletion and amortization         24.8      18.1        48.5     30.6
    (Gain)/loss on sale of long-lived assets        0.4         -         0.3     (0.3)
                                                 ------    ------      -------  -------
                                                  232.3      74.7       436.1    113.6
                                                 ------    ------      -------  -------
Operating income                                   77.8      45.8       152.9     68.5

Earnings from unconsolidated affiliates             3.0       4.0         6.3      7.3
Other income                                        0.4       0.4         0.7      0.9
Interest and debt expense                         (31.9)    (21.5)      (66.3)   (33.3)
Loss due to write-off of debt issuance cost           -         -        (3.8)       -
                                                 ------    ------      -------  -------
Income from continuing operations                  49.3      28.7        89.8     43.4
Discontinued operations                               -         -           -      4.4
Cumulative effect of accounting change                -         -         1.7        -
                                                 ------    ------      -------  -------
Net income                                        $49.3     $28.7       $91.5    $47.8
                                                 =======   =======     =======  =======
Net income allocation

    Series B unitholders                          $ 3.9     $ 3.6       $ 7.8    $ 7.2
                                                 =======   =======     =======  =======
    Series C unitholders (a)
      Continuing operations                       $ 5.4     $   -       $ 9.7    $   -
      Cumulative effect of accounting change          -         -         0.3        -
                                                 ------    ------      -------  -------
                                                  $ 5.4     $   -       $10.0    $   -
                                                 =======   =======     =======  =======
    General partner
      Continuing operations                       $15.8     $10.8       $30.7    $19.5
      Cumulative effect of accounting change          -         -           -        -
                                                 ------    ------      -------  -------
                                                  $15.8     $10.8       $30.7    $19.5
                                                 =======   =======     =======  =======
    Common unitholders
      Continuing operations                       $24.2     $14.3       $41.6    $16.7
      Discontinued operations                         -         -           -      4.4
      Cumulative effect of accounting change          -         -         1.4        -
                                                 ------    ------      -------  -------
                                                  $24.2     $14.3       $43.0    $21.1
                                                 =======   =======     =======  =======
Basic net income per common unit
 Income from continuing operations                $ 0.50    $ 0.33      $ 0.90   $ 0.40
 Discontinued operations                               -        -            -     0.11
 Cumulative effect of accounting change                -        -         0.03        -
                                                  ------    ------      -------  -------
 Net income                                       $ 0.50    $ 0.33      $ 0.93   $ 0.51
                                                 =======   =======     =======  =======
Diluted net income per common unit
 Income from continuing operations                $ 0.50    $ 0.33      $ 0.90   $ 0.40
 Discontinued operations                               -        -            -     0.11
 Cumulative effect of accounting change                -        -         0.03        -
                                                 -------    ------     -------  -------
 Net income                                       $ 0.50    $ 0.33      $ 0.93   $ 0.51
                                                 =======   =======     =======  =======
Basic average number of common units outstanding   48.0      42.8         46.0    41.3
                                                 =======   =======     =======  =======
Dilued average number of common units outstanding  48.5      42.8         46.3    41.3
                                                 =======   =======     =======  =======
Distributions declared per common unit            $ 0.675   $ 0.650      $ 1.350 $ 1.275
                                                 =======   =======     =======  =======

(a) Net income is allocated to the Series C units on an equal basis as the common units.

                        GULFTERRA ENERGY PARTNERS, L.P.
                PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION
                                (In millions)
                                 (Unaudited)


                                           June 30,       December 31,
                                              2003           2002
                                           ---------       --------
     ASSETS

 Current assets
   Cash and cash equivalents               $   17.7       $    36.1
   Accounts and notes receivable, net         218.0           240.4
   Other                                        5.5             3.5
                                          ----------     -----------
     Total current assets                     241.2           280.0

 Property, plant and equipment, net         2,887.7         2,724.9
 Investments in unconsolidated affiliates      77.3            78.9
 Other noncurrent assets                       48.5            47.1
                                          ----------     -----------
     Total assets                          $3,254.7        $3,130.9
                                          ==========     ===========

   LIABILITIES AND PARTNERS' CAPITAL

 Current liabilities
  Accounts payable                           $194.8          $212.9
  Current maturities of long term debt          5.0             5.0
  Other                                        27.4            36.2
                                          ----------     -----------
    Total current liabilities                 227.2           254.1

 Credit facilities                            727.6         1,043.5
 Long-term debt                             1,157.6           857.8
 Other noncurrent liabilities                  28.1            23.7
                                          ----------     -----------
    Total liabilities                       2,140.5         2,179.1
                                          ----------     -----------
 Minority interest                              2.3             1.9

 Partners' capital                          1,111.9           949.9
                                          ----------     -----------
  Total liabilities and partners' capital  $3,254.7        $3,130.9
                                          ==========     ===========


                        GULFTERRA ENERGY PARTNERS, L.P.
                PRELIMINARY SUMMARIZED CASH FLOWS INFORMATION
                                (In millions)
                                (Unaudited)

                                                        Six Months Ended
                                                             June 30,
                                                    -----------------------
                                                        2003        2002
Cash flows from operating activities

  Net income                                         $  91.5       $  47.8
  Cumulative effect of accounting change                (1.7)            -
  Income from discontinued operations                      -          (4.4)

  Adjustments to reconcile net income to
    net cash provided by operating activities           59.1          33.7
  Working capital changes                              (17.8)        (20.5)
                                                      --------      --------
    Net cash provided by continuing operations         131.1          56.6
    Net cash provided by discontinued operations           -           5.0
                                                      --------      --------
        Net cash provided by operating activities      131.1          61.6
                                                      --------      --------
Cash flows from investing activities

    Net cash used in investing activities of
      continuing operations                           (200.9)       (830.2)
    Net cash provided by investing activities of
      discontinued operations                              -         186.5
                                                      --------      --------
    Net cash used in investing activities             (200.9)       (643.7)
                                                      --------      --------
Cash flows from financing activities

    Net cash provided by financing activities
      of continuing operations                          51.4         587.8
    Net cash used in financing activities of
      discontinued operations                              -             -
                                                      --------      --------
      Net cash provided by financing activities         51.4         587.8
                                                      --------      --------
   (Decrease) increase in cash and cash equivalents    (18.4)          5.7
    Cash and cash equivalents at beginning of period    36.1          13.1
                                                      --------      --------
       Cash and cash equivalents at end of period      $17.7         $18.8
                                                      ========      ========

                        GULFTERRA ENERGY PARTNERS, L.P.
        RECONCILIATION OF EBITDA TO CASH FLOW FROM OPERATIONS
                                (In millions)
                                (Unaudited)



                                                        Six Months Ended
                                                            June 30,
                                                        -----------------
                                                          2003      2002

Cash Flow from Operating Activities                    $ 131.1    $  61.6
Plus:   Interest and debt expense                         66.3       33.3
        (Loss) gain on sale of long-lived assets          (0.3)       0.3
        Net cash payment received from
          El Paso Corporation                              4.1        3.8
        EBITDA from discontinued operations
          of Prince facilities                               -        6.5
        Net working capital changes                       17.8       20.5
Less:   Net cash provided by discontinued operations         -        5.0
        Non-cash items                                     4.5        1.5

                                                       ---------- ---------
EBITDA                                                 $  214.5   $ 119.5
                                                       ========== =========

                        EL PASO ENERGY PARTNERS, L.P.
                   RECONCILIATION OF EBITDA TO NET INCOME
                                (In millions)
                                (Unaudited)



Quarter Ended June 30, 2003
                                   Natural Gas
                                    Pipelines                   Natural
                                       and       Oil and NGL     Gas       Platform
                                      Plants      Logistics     Storage    Services    Other    Total
                                   ------------  -----------  ----------  ----------  -------  -------
Net Income                                                                                      $49.3
Plus: Interest and debt expense                                                                  31.9
Earnings excluding interest and
 debt expense                         $60.8        $10.6          $5.2       $4.9     $(0.3)     81.2
Plus: Depreciation, Depletion
       and Amortization                17.1          2.2           2.9        1.4       1.2      24.8
      Cash Distributions from
       Unconsolidated Affiliates        1.0          2.5             -          -         -       3.5
      Net cash payment received
       from El Paso Corporation           -            -             -          -       2.1       2.1
Less: Earnings from Unconsolidated
       Affiliates                       0.6          2.4             -          -         -       3.0
                                     --------    ---------     ---------    -------   ------- ---------
EBITDA                                $78.3        $12.9          $8.1       $6.3      $3.0    $108.6
                                     ========    =========     =========    =======   ======= =========


Quarter Ended June 30, 2002

                                   Natural Gas
                                    Pipelines                   Natural
                                       and       Oil and NGL     Gas       Platform
                                      Plants      Logistics     Storage    Services    Other    Total
                                   ------------  -----------  ----------  ----------  -------  -------

Net Income                                                                                     $  28.7
Plus: Interest and debt expense                                                                   21.5
Earnings excluding interest and
  debt expense                         $34.9       $ 9.7          $0.7       $6.4     $(1.5)      50.2
Plus: Depreciation, Depletion
       and Amortization                 12.2         1.7           1.4        1.0       1.8       18.1
      Cash Distributions from
       Unconsolidated Affiliates           -         4.7             -          -         -        4.7
      Net cash payment received
       from El Paso Corporation            -           -             -          -       1.9        1.9
      Discontinued operations of
       Prince facilities                   -           -             -        0.1         -        0.1
Less: Earnings from Unconsolidated
       Affiliates                          -         4.0             -          -         -        4.0
                                     --------    ---------     ---------    -------   ------- ---------
EBITDA                                 $47.1       $12.1          $2.1       $7.5      $2.2      $71.0
                                     ========    =========     =========    =======   ======= =========

Six Months Ended June 30, 2003

                                   Natural Gas
                                    Pipelines                   Natural
                                       and       Oil and NGL     Gas       Platform
                                      Plants      Logistics     Storage    Services    Other    Total
                                   ------------  -----------  ----------  ----------  -------  -------

Net Income                                                                                       $91.5
Plus: Interest and debt expense                                                                   66.3
      Loss due to write-off of
       debt issuance costs                                                                         3.8
Less: Cumulative effect of
       accounting change                                                                          (1.7)
      Earnings excluding interest
       and debt expense              $122.0        $18.7          $9.2       $ 7.9     $2.1      159.9
Plus: Depreciation, Depletion
       and Amortization                33.6          4.3           5.9         2.6      2.1       48.5
      Cash Distributions from
       Unconsolidated Affiliates        1.8          6.5             -           -        -        8.3
      Net cash payment received
       from El Paso Corporation           -            -             -           -      4.1        4.1
Less: Earnings from Unconsolidated
       Affiliates                       1.3          5.0             -           -        -        6.3
                                   ---------     ---------     ---------   --------  --------  --------
EBITDA                               $156.1        $24.5         $15.1       $10.5     $8.3     $214.5
                                   =========     =========     =========   ========  ========  ========

Six Months Ended June 30, 2002
                                   Natural Gas
                                    Pipelines                   Natural
                                       and       Oil and NGL     Gas       Platform
                                      Plants      Logistics     Storage    Services    Other    Total
                                   ------------  -----------  ----------  ----------  -------  -------

Net Income                                                                                      $ 47.8
Plus: Interest and debt expense                                                                   33.3
Less: Income from discontinued
       operations                                                                                 (4.4)
Earnings excluding interest
  and debt expense                   $ 48.6         $17.8       $ 2.0       $12.5    $(4.2)       76.7
Plus: Depreciation, Depletion
       and Amortization                18.7           3.1         2.8         2.1      3.9        30.6
      Cash Distributions from
       Unconsolidated Affiliates          -           9.2           -           -        -         9.2
      Net cash payment received
       from El Paso Corporation           -             -           -           -      3.8         3.8
      Discontinued operations of
       Prince facilities                  -             -           -         5.7      0.8         6.5
Less: Earnings from Unconsolidated
       Affiliates                         -           7.3           -           -        -         7.3
                                    ---------    ---------     -------     --------  -------    -------
EBITDA                               $ 67.3         $22.8        $4.8       $20.3     $4.3      $119.5
                                    =========    =========     =======     ========  =======    =======

